UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Schedule 14A Information

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. )

Filed by the Registrant ☒
Filed by a party other than the Registrant ☐

Check the appropriate box:
☐          Preliminary Proxy Statement
☐          Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐          Definitive Proxy Statement
☐          Definitive Additional Materials
☒          Soliciting Material under §240.14a-12

PRIMO WATER CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☒          No fee required
☐          Fee paid previously with preliminary materials
☐          Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

On March 7, 2023, Primo Water Corporation (the “Company” or “Primo”) emailed all of its employees the following communication:

Dear Associates,

I want to update you on media reports concerning one of our shareowners, Legion Partners Holdings, LLC (“Legion”). Yesterday, Legion issued a press release expressing its views about the Company and its strategy and has announced its intention to nominate four directors to Primo’s Board for election at the 2023 Annual and Special Meeting of Shareowners.

We welcome the views of all our shareowners and are always open to ideas that may support our success. We will continue an open dialogue with Legion regarding the best way forward for Primo, and the Board’s ESG and Nominating Committee will review Legion’s director candidates as part of its usual process.

We are proud of our ongoing transformation into a higher-growth, higher-margin pure-play water solutions provider, and we are confident that, with your help, we can continue to deliver value for our customers, suppliers, shareowners, and other stakeholders.

As a result of yesterday’s press release from Legion, you are likely to see greater media and investor attention focused on Primo. I want to be clear that, in terms of our day-to-day business, this news does not change anything at all.

If you receive any inquiries about this matter, please direct them to Jon Kathol at jkathol@primowater.com and do not respond nor provide your own commentary.

We will continue to keep you updated on this situation as necessary, and we appreciate your continued commitment to Primo.

Important Additional Information

The Company, its directors and certain of its executive officers are participants in the solicitation of proxies from the Company’s shareowners in connection with the 2023 Annual and Special Meeting. The Company intends to file a definitive proxy statement and a BLUE proxy card with the Securities and Exchange Commission (the “SEC”) and Canadian securities regulators in connection with any such solicitation of proxies from the Company’s shareowners. SHAREOWNERS OF THE COMPANY ARE STRONGLY ENCOURAGED TO READ SUCH PROXY STATEMENT, ACCOMPANYING BLUE PROXY CARD AND ALL OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. The Company’s definitive proxy statement for the 2022 Annual and Special Meeting of Shareowners contains information regarding the direct and indirect interests, by security holdings or otherwise, of the Company’s directors and executive officers in the Company’s securities. Information regarding subsequent changes to their holdings of the Company’s securities can be found in the SEC filings on Forms 3, 4 and 5, which are available on the Company’s website at https://primowatercorp.com/investors/ or through the SEC’s website at www.sec.gov, and are disclosed on The System for Electronic Disclosure by Insiders (SEDI) in Canada. Information can also be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022. Updated information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the definitive proxy statement and other materials to be filed with the SEC and Canadian securities regulators in connection with the 2023 Annual and Special Meeting. Shareowners will be able to obtain the definitive proxy statement, any amendments or supplements to the proxy statement and other documents filed by the Company with the SEC and Canadian securities regulators at no charge at the SEC’s website at www.sec.gov and on the System for Electronic Document Analysis and Retrieval (SEDAR) at www.sedar.com. Copies will also be available at no charge on the Company’s website at https://primowatercorp.com/investors/.